July 31, 2024 The Enduracoin Foundation, LLC 414 S.E. Washington Blvd. #13 Bartlesville, OK 74006 Re: Opinion with respect to legality of securities covered by Offering Circular Mr Lowe:
At your request, we have examined the Preliminary Offering Circular on Form 1-A (the "Offering Circular") to be filed by The Enduracoin Foundation, LLC, an Oklahoma limited liability company (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about Jully 31, 2024 in connection with the offering under Regulation A of the Securities Act of 1933, as amended, of an aggregate of 20,000,000 Enduracoin Tokens (the "Tokens"). At your request we are providing this letter to express our opinion on the matters set forth in the paragraphs below.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included:

 i)    The Offering Circular and additional information to be filed with the Commission;
 ii)   The Company's Operating Agreement, in effect as of the date of this opinion letter; and
 iii)  The resolutions adopted by the board of directors of the Company relating to the authorization for issuance and sale of the Tokens.

 In giving the opinions contained in this letter, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the federal securities laws of the United States of America. We express no opinion with respect to any other laws or with respect to the "blue sky" securities laws of any state.

In examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any corporate proceedings of the Company's management, or the members.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Oklahoma, we have relied upon the Oklahoma Secretary of State's website and representations made to us by the Company.

 i)    The Offering Circular and additional information to be filed with the Commission;
 ii)   The Company's Operating Agreement, in effect as of the date of this opinion letter; and
 iii)  The resolutions adopted by the board of directors of the Company relating to the authorization for issuance and sale of the Tokens.

 In giving the opinions contained in this letter, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the federal securities laws of the United States of America. We express no opinion with respect to any other laws or with respect to the "blue sky" securities laws of any state.

In examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as

Based upon, and subject to, the foregoing, it is our opinion that:
 (1) The Company is a corporation validly existing, in good standing, under the laws of the
State of Oklahoma; and
 (2) The Tokens that may be issued and sold by the Company, when issued, sold and delivered in accordance with the applicable Subscription and/or Purchase Agreements to be entered into thereunder and in the manner and for the consideration stated in the Offering Circular, will be validly issued, fully paid, and non-assessable.

 We consent to the use of this opinion as an exhibit to the Offering Circular and further consent to all references to us, if any, in the Offering Circular constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, as speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts or circumstance that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

MONITOR LAW By: /s/ Nickolas J. Brait, Founder